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                                                       EXHIBIT 10.8





                            SECOND LEASE AMENDMENT



This Lease Amendment dated September 19, 1996 executed by and between INTERNATIONAL BROTHERHOOD OF PAINTERS AND ALLIED TRADES UNION AND INDUSTRY PENSION FUND, as Landlord, and RIDDELL, INCORPORATED, as Tenant is hereby amended as follows:

Whereas Landlord and Tenant have previously entered into a Lease dated November 12, 1993, as amended March 30, 1995 ("hereinafter called the "Lease") covering 82,620 square feet of space in the building commonly known as 2050 Lively Boulevard in Elk Grove Village, Illinois, and

Whereas, Landlord and Tenant hereby desire to amend that lease agreement as follows:

1.   The lease term in Paragraph 1 shall terminate on March 31, 2000.

2. Effective April 1, 1997, the rental rate in Paragraph 2.A shall be amended to Thirty Three Thousand Three Hundred Ninety-Two and 25/100 Dollars ($33,392.25).

3. Real estate tax stop in Paragraph 4.A shall be amended to read, "the 1996 real estate tax bill paid in calendar year 1997".

4. Landlord will complete the construction finishes outlined in Exhibit "A" which is attached hereto and made a part hereof. Work is to commence immediately upon execution of this agreement.

All the terms and provisions of the Lease not modified expressly or by necessary implication herein shall be and remain in full force and effect.

INTERNATIONAL BROTHERHOOD
OF PAINTERS AND ALLIED TRADES
UNION AND INDUSTRY PENSION FUND              RIDDELL, INCORPORATED

KENNEDY ASSOCIATES, INC.
Its: Investment Advisor

By: MICHAEL R. MCCORMACK                     By:  MICHAEL J. DEUEL
    --------------------------                    -----------------------
Its:VICE PRESIDENT                           Its: VICE PRESIDENT, OPERATIONS
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